SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material Pursuant to Section 240.14a-12

MANDALAY RESORT GROUP

(Name of Registrant as Specified In Its Charter)

N/A

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

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☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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The following is an information script drafted by Mandalay Resort Group (“Mandalay”) to assist Wells Fargo Bank, Minnesota, N.A., the trustee under Mandalay’s 401(k) plan, in answering questions from participants in Mandalay’s 401(k) plan regarding the proposed merger of Mandalay and a subsidiary of MGM Mirage (“MGM”).

MGM Merger Statement

1.	The MGM and Mandalay boards have approved a merger of the two companies and the purchase by MGM of all Mandalay shares. If shareholders vote to approve it and certain other conditions are met, Mandalay shares held by the plan will be sold for $71 per share. There is no guarantee that the merger will occur. If it does not, your plan account will not receive the $71 per share price.

2.	The plan trustee, rather than participants, will vote the shares held by the plan. With respect to most shares, Consulting Fiduciaries, Inc., an independent plan fiduciary, will instruct the plan trustee as to the voting. Participants with ESOP accounts, however, will be allowed to instruct the trustee as to how to vote their ESOP shares and will receive further information when it is available.

3.	If the merger occurs and the plan’s stock is sold, your share of the proceeds will remain in your account in the plan, and will continue to be held by the trustee until you are eligible to receive a distribution. You will NOT personally receive the sale proceeds at that time, and the merger will not change the time at which you are eligible to receive a distribution. You will be allowed to invest the proceeds in other plan investments, and will be notified at that time as to the available options for investing those proceeds and as to the logistics for doing so.

In connection with the proposed transaction, Mandalay Resort Group will be filing a proxy statement and other materials with the Securities and Exchange Commission. INVESTORS ARE URGED TO READ THE PROXY STATEMENT AND THESE MATERIALS WHEN THEY ARE AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Mandalay and its officers and directors may be deemed to be participants in the solicitation of proxies with respect to the proposed transaction. Information regarding such individuals is included in Mandalay’s proxy statements and Annual Reports on Form 10K previously filed with the Securities and Exchange Commission, and will be included in the proxy statement relating to the merger when it becomes available. Investors may obtain a free copy of the proxy statements and other relevant documents when they become available as well as other material filed with the Securities and Exchange Commission concerning Mandalay and these individuals at the Securities and Exchange Commission’s website at www.sec.gov. These materials and other documents may also be obtained for free from Mandalay at: Mandalay Resort Group, 3950 Las Vegas Boulevard South, Las Vegas, Nevada 89119, Attn: Investor Relations.